LETTER OF TRANSMITTAL

Bow River Capital Evergreen Fund

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

BOW RIVER CAPITAL EVERGREEN FUND

Tendered Pursuant to the Offer to Purchase
Dated February 10, 2022

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY MARCH 11, 2022.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON MARCH 11, 2022,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter of Transmittal and Return via Mail to:

Bow River Capital Evergreen Fund

c/o UMB Fund Services, Inc.

Attention Tender Offer Administrator

235 W. Galena Street

Milwaukee, WI 53212

(the Fund recommends certified mail, return receipt requested)

OR

Complete This Letter of Transmittal and Return via fax to:

Attention: Tender Offer Administrator

Fax: (816) 860-3140

Phone: (888) 330-3350

Bow River Capital Evergreen Fund

Ladies and Gentlemen:

The undersigned hereby tenders to Bow River Capital Evergreen Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated February 10, 2022 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

Bow River Capital Evergreen Fund, c/o UMB FUND SERVICES, INC., 235 W. GALENA Street, MILWAUKEE, WI 53212, Attention: Tender Offer Administrator. FOR ADDITIONAL INFORMATION: PHONE: (888) 330-3350 OR FAX: (816) 860-3140.

LETTER OF TRANSMITTAL

ITEM 1.	Valuation Date: March 18, 2022
Tender Expiration Date: March 11, 2022

PARTS 1, 2, 3, AND 5 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
Bow River Capital Evergreen Fund	FOR ADDITIONAL INFORMATION:
c/o UMB Fund Services, Inc.	PHONE: 888.330.3350
235 West Galena Street Milwaukee, WI 53212	FAX: (816) 860-3140

ITEM 2.	PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.

PART 1 – NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address
Advisor City, State, Zip
Advisor Telephone Number:

Item 3.	FOR CUSTODIAL ACCOUNTS ONLY
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

ITEM 4.	PART 2 – AMOUNT OF SHARES OF THE FUND BEING TENDERED:

[ ]	All Shares.

[ ]	Portion of Shares expressed as a specific dollar value.

$_______________

[ ]	Portion of Shares expressed as a specific number of Shares.
_______________
_______________

ITEM 5.	NOTE: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein.

Please contact your financial intermediary before submitting your tender request to ensure timely processing.

PART 3 – PAYMENT

Please Deliver All Proceeds via Federal Wire to the Following:

[ ]	Deliver All Proceeds to Custodian to Bank Account on Record
[ ]	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record
[ ]	Deliver All Proceeds to Bank Account on Record
[ ]	Deliver All Proceeds to New Bank Instructions (Must complete Part 4)

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:

Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

ITEM 6.	[Remainder of page intentionally left blank.]

PART 5 - SIGNATURE(S)

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

ITEM 7.	IF REQUIRED, PLACE MEDALLION SIGNATURE GUARANTEE BELOW:

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.